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                          FRONT STREET OFFICE BUILDING
                            SAN FRANCISCO, CALIFORNIA




                           PURCHASE AND SALE AGREEMENT

                                     Between

                         MONTGOMERY REALTY GROUP, INC.,
                              a Nevada corporation,
                                    AS SELLER

                                       and

                                MR. DINESH MANIAR
                                  AS PURCHASER





                               As of June 29, 2005



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                                    PURCHASE
                                       AND
                                 SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (hereinafter the "Agreement") is entered into effective June 29, 2005 (hereinafter the "Effective Date"), by and between MR. DINESH MANIAR, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY (hereinafter the "Buyer") and (hereinafter the "Equitable Beneficiary") and MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION (hereinafter the "Seller") and is based upon the following facts and representations:

                                 R E C I T A L S

                  A. Seller owns that certain real property consisting of approximately 0.14 acres of land and is commonly known as 234-236 Front Street, San Francisco, County of San Francisco, State of California, 94111, and more particularly described on Exhibit "A" attached hereto (hereinafter the "Property").

                  B. The Property consists of restaurant and office space. The ground floor and basement is leased to Schroeder's Restaurant and the office space on the upper floors is vacant, awaiting renovation of the building so that the space can be leased, together with all appurtenances, improvements, buildings, fixtures, and personal property associated therewith.

                  C. Buyer wishes to purchase the Property and Seller wishes to sell the Property on the price and terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Seller and Buyer agree as follows:

                                    AGREEMENT

         1. Assets Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following:

                  (a) Real Property. That certain parcel of real property commonly known as 234-236 Front Street, San Francisco, County of San Francisco, State of California, 94111 and situated on approximately 0.14 acres of land and more particularly described in Exhibit "A" attached hereto.

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                  (b) Appurtenances. Any and all rights, privileges, and
easements appurtenant to the Property, including, without limitation, all minerals on and under the Property, all oil, gas or hydrocarbon drilling rights, as well as all development rights and credits, air rights, solar rights, water, water rights, whether within or without the Property, and any easements, rights-of-way, or other appurtenances used in connection with the beneficial use and enjoyment of the Property, including, but not limited to, all existing licenses, authorizations, approvals, zoning permits, together with any development permits, subdivision map applications, surveys, or similar rights which may accrue to the benefit of the Property from the date this Agreement is entered into until the closing date, as the same may be incidental to or appurtenant to the Property (hereinafter, collectively, the "Appurtenances");

                  (c) Improvements. Any and all buildings and improvements together with fixtures and articles of attached or appurtenant to or used in connection with the Property, including, but not limited to, all apparatus, equipment and appliances used in connection with the operation and occupancy thereof and facilities used to provide any utility services, ventilation, or other services thereto, together with all plumbing, lighting, electrical, and related fixtures, to the extent that they are located in or on the premises herein described (all of which hereinafter, collectively, the "Improvements").

                  (d) Personal Property. Any and all personal property of Seller located on or in or used in connection with the operation of the Property. The personal property that will be transferred by Bill of Sale at the closing is more fully set forth on a completed inventory list attached hereto as Exhibit "C" (hereinafter the "Personal Property").

                  (e) Intangibles. Seller shall assign to Buyer any and all interest of Seller in any and all leases and/or rights of first refusal as the same may be connected with the Property, together with any and all development applications, permits, maps, surveys, studies, or other rights that may currently exist or which may arise between the date this contract is executed and the closing date (hereinafter, collectively, the "Intangibles"). Seller shall convey all Intangibles that it has in and to all development rights and other intangibles, including, but not limited to, certificates of occupancy, licenses, authorizations, approvals, permits, and signage rights relating to or affecting the Property to the extent the same may be owned controlled by Seller and are assignable to Buyer which intangibles are listed in Exhibit "D".

                  (f) Leases and Security Deposits. Seller shall assign and Buyer shall assume all tenant leases in effect at the Closing date pursuant to the Assignment and Assumption of Lease Agreement set forth on Exhibit "E" attached hereto.

                  (g) Other Contracts. Seller shall assign such maintenance contracts, service contracts, and similar matters as Buyer may chose to assume. Buyer and Seller shall determine which contracts Buyer wishes to assume and Buyer and Seller shall execute an Assignment and Assumption Agreement as to said contracts in the form substantially similar to that set forth on Exhibit "F" attached hereto. As to all maintenance, service, and similar contracts which Buyer does not wish to assume, Seller shall use reasonable commercial efforts to

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terminate said contracts effective as of the Closing date. The tenant leases, together with the maintenance, service, and related contract rights that Buyer elects to assume are hereinafter, collectively, the "Contract Rights."

                  All of the items described in subsections (a), (b), (c), (d),
(e), (f), and (g) above are intended to be consistent with each other and in furtherance of the parties objective that Buyer is purchasing all of Seller's interests in the Property itself so as to own and control such interests to the same extent that Seller owns and controls them except as to those rights are non-assignable, related to adjacent properties, or specifically excepted by other provisions of this Agreement.

         2. Purchase Price. The Purchase Price of the Property is Four Million Seven Hundred Thousand Dollars ($4,700,000) (hereinafter the "Purchase Price"). The Purchase Price shall be paid all cash at the Closing.

         3. Buyer's Deposit.

                  (a) Concurrently with the opening of the Escrow Buyer shall deliver a check into Escrow in the amount of Ten Thousand Dollars ($10,000) (hereinafter the "Deposit"). If Buyer does not remove its title contingencies as set forth in Section 5 below, or its property due diligence conditions as set forth in Section 6 below, within the time limits set forth therein, then Escrow Agent shall return to Buyer the Deposit, together with interest thereon, if any.

                  (b) In the event of Buyer's material breach of this Agreement, then Seller shall be entitled to the Deposit as liquidated damages.

                  THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER.

                                                   Seller: _______ Buyer: ______

                  (c) Notwithstanding any provision of this Agreement to the contrary, in the event this Agreement terminates for any reason within the first twenty (20) days from the Effective Date of this Agreement, all deposits, including interest which are held in escrow, shall be refunded to Buyer (together with interest thereon, if any) and neither Buyer nor Seller shall have any further obligation under this Agreement.

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         4. Transfer of the Property.

                  (a) Real Property. At the Closing, Seller shall convey to Buyer (or assignee) marketable and insurable fee simple title to the Real Property by duly executed and acknowledged grant deed in a form acceptable to Buyer. Evidence of delivery of marketable and insurable fee simple title shall be the issuance by: First American Title Insurance Company, 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596, Escrow Number 170529; attention: Ms. Pam Nicolini (hereinafter the "Escrow Agent" and/or "Title Company"), in the full amount of the Purchase Price insuring fee simple title to the Real Property in Buyer, subject only to those exceptions as Buyer approves pursuant to Section 5 below. Said policy shall provide full coverage against mechanics' or materialmen's liens and shall contain such special endorsements as Buyer may reasonably require. The Title Company shall obtain, if requested by Buyer, such endorsements and/or reinsurance agreements from such companies and in such amounts as Buyer may request.

                  (b) Personal Property. At the Closing, Seller shall transfer title to the personal property by a bill of sale in the form attached hereto as Exhibit "C", such title to be free of any liens and encumbrances.

                  (c) Permits, Licenses and Intangibles. At the Closing, Seller shall transfer all Intangibles together with other development rights by means of Transfer and Assignment of Rights to Intangible Property attached hereto as Exhibit "D".

                  (d) Assignment & Assumption of Leases. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all liability under all tenant leases currently in effect at the Property. The Assignment and Assumption of leases shall be done by written instrument substantially in the form attached hereto as Exhibit "E".

                  (e) Assignment & Assumption of Service Contracts. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all liability under those service contracts affecting the Property which Buyer elects to assume. The Assignment and Assumption of Service Contracts shall be done by written instrument substantially in the form attached hereto as Exhibit "F".

         5. Title Inspection and Contingency Removal.

                  (a) Title. During the time periods set forth below, Buyer shall review and approve title to the Real Property. Within five (5) days from the execution date of this Agreement, at Seller's sole cost and expense, Seller or Seller's agent shall deliver to Buyer:

                           (i) a current preliminary title report on the Real Property issued by Title Company;

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                           (ii)     at Buyer's request, and (except for
                                    documents already in Seller's actual
                                    possession) at Buyer's sole cost and
                                    expense, Buyer may order copies of all
                                    existing and proposed easements, covenants, restrictions, agreements or other documents as the same may relate to the Property from the Title Company. However, to the extent any of such documents are in Seller's actual possession, Seller shall make copies of said documents available to Buyer at Seller's sole cost and expense. If Seller have no such documents exist, Seller shall provide to Buyer a certification of Seller to that effect;

                           (iii) copies of the two (2) most recent property tax bills for the property; and

                           (iv) at Buyer's request Seller shall cause Title Company to issue, at Buyer's sole cost and expense a chain of title report for the Real Property.

                  Any exception to title is deemed rejected by Buyer unless Buyer notifies Seller otherwise in writing. In any event, Seller hereby agrees to remove all monetary liens, encumbrances, and judgments of any nature whatsoever encumbering title to the Real Property on or before closing of escrow.

                  (b) Buyer's Contingency Removal Period. Buyer shall have twenty (20) business days from the receipt of the preliminary title report set forth in Subsection 4(a) above to determine if, other than monetary liens which will be paid off at the close of escrow; there are any exceptions to title to which Buyer objects. Unless written acceptance of said objections is received within twenty (20) days of delivery of said preliminary title report, Buyer shall be deemed to have rejected all title matters. From the date of Buyer's approval of title, Seller shall not permit any adverse change to arise to the title (other than monetary encumbrances removable at the Closing) nor shall Seller permit any cloud upon title not disclosed in the Preliminary Title Report to arise so as to affect title at Closing. If Buyer objects to any title matter, then Seller shall have five (5) days to advise Buyer that Seller can remove the title matter prior to the close of escrow, or whether the title matter is not curable by the Closing. Buyer shall have three (3) days from Seller's reply to determine if Buyer will accept title as Seller has indicated. If Buyer elects not to accept title as Seller has indicated this Agreement shall terminate and neither party shall have any obligation to the other party and the Deposit shall be returned to Buyer.

         6. Property Due Diligence Conditions. Except for title matters as set forth in Section 5 hereof, Buyer shall conduct its due diligence and either terminate this Agreement or remove Buyer's due diligence contingencies and proceed with this Agreement within twenty (20) business days after the Effective Date of this Agreement (hereinafter "Buyer's due diligence period"). All of Buyer's due diligence contingencies are set forth in this Section 6. To facilitate Buyer's due diligence Seller shall allow Buyer reasonable access to the Property and, to the extent reasonably available to Seller, Seller shall provide Buyer with the documents as more fully set forth below.

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                  (a) Property Documents. Within two (2) days of the Effective
Date of this Agreement, Seller shall deliver to Buyer to the extent the same are available to Seller and in Seller's actual possession, the documents set forth in Subsection (c) below. Said documents shall be supplied at a single time (except as otherwise agreed upon between Buyer and Seller) and shall be delivered with a cover letter setting forth all documents delivered pursuant to this Section 6. To the extent that Seller do not have any of the following documents in their actual possession, Seller shall indicate in their cover letter that it does not have any such documents.

                           (i) The documents to be provided by Seller to Buyer shall include such other contracts or documents of significance to the Property as Buyer and Seller may agree upon.

                           (ii) Review and approval or disapproval of reports generated is at the Buyer's sole discretion.

                  (b) Survey. If Seller has a survey of the Property in his actual possession it shall be delivered to Buyer together with the other property due diligence documents. However, if Seller do not have a survey, or if the survey is no sufficient to obtain an ALTA Title Policy or equivalent, then Buyer may obtain an ALTA survey or equivalent of the Property. The ALTA Property or equivalent survey shall be used for purposes of inducing Title Company to issue to Buyer at the Closing an ALTA Owner's Policy of Title Insurance or equivalent. Within Buyer's due diligence period, Buyer shall review and approve all surveys and related issues relating to the Property.

                  (c) Documents to Be Provided. The documents to be provided by Seller to Buyer shall be limited to those in Seller's actual possession (or readily attainable by Seller's agents, brokers, property managers and title company) and shall include the following:

                           (i) Access to all tenant lease files and amendments thereto, as well as any other agreement incident or related thereto which affects the obligations of Seller and the affected tenant with respect to such leases;

                           (ii) Copies of all outstanding third-party service contracts and other agreements affecting the operation and maintenance of the Property, including any assignable warrants;

                           (iii) At Seller's option, either copies of or access to any engineering information and property inspection reports;

                           (iv) All environmental information effecting the Property, including a Phase I environmental report if available;

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                           (v)      Access to all plats, zoning ordinances and
                                    compliance, business licenses; availability of utilities and related matters;

                           (vi) Copies of any and all municipal, state or federal Certificates of Occupancy, or equivalent, issued to date for the Property;

                           (vii) Copies of operating statements for the Property for the years 2003 through 2004, inclusive, together with a year to date statement for 2005;

                           (viii) A current rent roll for the Property in the format currently used by Seller;

                           (ix) A list of pending evictions and related legal matters effect tenant occupancy;

                           (x) A list of all tenant security and rent deposits, together with any rent concessions and other matters that may affect the collection of rent;

                           (xi) Copies of any termite inspections, notices of violation, including, but not limited to, those effecting fire codes or health codes;

                           (xii) Disclosure of any pending legal matters (other than evictions) affecting the Property or collection of rents or deposits;

                           (xiii)   Any plans and specifications regarding
                                    Property;

                           (xiv) All real estate tax bills (or impound reports) and personal property tax statements, valuation notices, and related matters;

                           (xv) All certificates of insurance and copies of all insurance policies affecting the Property (i.e., property, liability, and umbrella policies);

                           (xvi)    All building permits;

                           (xvii)   All business licenses and permits;

                           (xviii) All liens, CC&R's, or other encumbrances of record;

                           (xix) Access to all general ledger, cash receipts, and disbursements journals and similar books of original entry;

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                           (xx)     Insurance loss runs for the period 2003 to
                                    2005;

                           (xxi)    Rental rate history from 2003 to 2005;

                           (xxii)   Accounts receivable and aging;

                           (xxiii) Inventory of Personal Property to be transferred pursuant to this Agreement;

                           (xxiv) Such other due diligence documents as Buyer may request.

                  (d) Other Matters. Buyer shall review and approve within the due diligence period all other matters relating to or effecting the Property.

                  (e) Cooperation of Seller. Seller shall cooperate with Buyer, at no cost to Seller, to assist Buyer in Buyer's efforts to access to the Property to conduct Buyer's due diligence investigation.

                  (f) Due Diligence Conditions. The foregoing conditions in this
Section 6 are all of Buyer's due diligence conditions precedent, and these conditions precedent are intended solely for the benefit of Buyer. If within Buyer's due diligence period, Buyer does not give Seller written notice of approval of the due diligence contingencies, Buyer shall be deemed to have elected to terminate this Agreement and the Deposit shall be returned to Buyer (together with interest thereon, if any). In the event Buyer gives written notice of Buyer's acceptance and/or waiver of all said due diligence contingencies, then this Agreement shall continue in full force and effect and Buyer shall increase its deposit as set forth in Section 3 above. Once Buyer has approved and/or waived its due diligence contingencies, Buyer may not cancel this Agreement.

         7. Buyer's Investigations of Property Condition.

                  (a) Reasonable Access. Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to Buyer's due diligence inspections and the representations and warranties of Seller herein, and with respect to satisfaction of any conditions precedent to the Closing herein. Buyer shall also have access to the Property for the purpose of conducting environmental surveys, property condition investigations, market studies, other investigations, surveys or other physical inspections or studies, including, but not limited to, the roof, plumbing, heating, and air conditioning systems, structural integrity of the improvements and any environmental or geologic conditions, or other matters that Buyer may wish to include in its due diligence inquiry of the Property. Seller shall cooperate with Buyer in providing access to the Property and satisfying the conditions contained herein.

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                  (b) Cost of Inspection. Buyer shall bear the cost of any
inspections or studies undertaken. Buyer shall indemnify and hold Seller free and harmless from all claims and liability with respect to such physical inspection or study or any costs arising in connection with respect to such physical inspection or study or any costs arising in connection with the same prior to the Closing herein except to the extent any claim or liability arises from the willful misconduct or gross negligence of Seller, or their agents, contractors, or employees. Buyer shall repair any damages to the Property caused by such inspection or study, and shall otherwise restore the Property to substantially the condition which existed prior to conduct of the same.

         8. Financing Contingency. Buyer shall have twenty (20) business days from the effective date of this Agreement to advise Seller that Buyer has, at Buyer's sole cost and expense, arranged for either: (a) to acquire the Property subject to the existing loans, with Buyer to assume said loans; or (b) to arrange for new acquisition financing for the purchase contemplated herein. If Buyer fails to give such notice or to waive this contingency, this Agreement shall terminate and neither party hereto shall have any further obligation hereunder.

         9. Conditions Precedent to Closing.

                  (a) Buyer's Contingencies. This Agreement is expressly contingent upon satisfaction of the following conditions (hereinafter "Buyer's Contingencies") and Buyer shall have no obligation to close under this Agreement unless all the following conditions have been satisfied or have been waived by Buyer.

                  (b) Buyer's Title Contingencies. Approval by Buyer of all title contingencies set forth in Section 5 of this Agreement within the time periods set forth therein.

                  (c) Buyer's Property Due Diligence. Approval by Buyer of all contingencies set forth in Section 6 above, during Buyer's due diligence period as set forth herein.

                  (d) Buyer's Financing Contingency. Approval by Buyer of its financing contingency as set forth in Section 8 hereof, during Buyer's contingency period as set forth herein.

                  (e) Commitment to Issue Buyer's Title Insurance. Escrow Agent shall have agreed to issue to Buyer, Buyer's Title Insurance Policy, which policy may not actually be received until after the Close of Escrow.

                  After the satisfaction or waiver of Buyer's contingencies, failure by either Seller or Buyer to conclude this Agreement shall constitute a material breach by said party of this Agreement.

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         10. Closing and Escrow.

                  (a) Closing Date. The closing date (hereinafter the "Closing Date") hereunder shall be on such date that is selected by Buyer, which date shall not later than July 29, 2005. Close of escrow shall constitute transfer of possession.

                  (b) Escrow Funds. If, after the waiver of Buyer's contingencies as set forth in Sections 5, 6, and 8 above or the Closing does not occur on or before the Closing Date without fault by the Seller, then the Title Company as escrow holder shall within two (2) business days after the scheduled Closing Date, pay the Buyer's Deposit over to the Seller as liquidated damages.

                  (c) Escrow Instructions. Buyer and Seller shall each submit to the Title Company, not less than three (3) days prior to the Closing Date, additional escrow instructions consistent with the provisions of this Agreement.

                  (d) Seller's Documents. At least two (2) business days prior to the Closing, Seller shall deliver to Title Company as escrow, the following:

                           (i) a duly executed and acknowledged grant deed conveying to the Buyer the Real Property and all rights, privileges and easements appurtenant thereto;

                           (ii) a duly executed bill of sale covering the Personal Property, in the form attached hereto as Exhibit "C";

                           (iii) a Certificate from the California Secretary of State (or a commercial reporting service satisfactory to Buyer) that indicates that as of the Certificate Date there are no filings against Seller in the office of the Secretary of State under California Commercial Code (or similar statute) that would be a lien on any of the items specified in said Bill of Sale above (other than such filings, if any, as are being released at the time of the Closing);

                           (iv) an assignment and assumption of all rights to the various tenant leases affecting the Property, in the form attached hereto as Exhibit "E";

                           (v) an assignment and assumption of service contracts affecting the Property, in the form attached hereto as Exhibit "F";

                           (vi) originals of all, plans, specifications, reports and similar documents of significance as the same relate to the Property, if any;

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                           (vii)    originals or copies of all service
                                    contracts, maintenance contracts, and
                                    management contracts, if any, affecting the Property (hereinafter, collectively,
                                    "Service Contracts") to be continued by
                                    Buyer, as determined by Buyer in its sole discretion, after the Closing, and any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers, materialmen, consultants, architects, engineers, and others who have performed work on the Property;

                           (viii) to the extent available to Seller originals of all architectural plans, designs, permits, studies, reports, or similar documents of significance relating to the Property;

                           (ix) an affidavit of Seller that Seller are not a "foreign person" within the meaning of 26 U.S.C. ss. 1445 duly executed by Seller in the form attached hereto as Exhibit "F";

                           (x) closing statement in form and content satisfactory to Buyer and Seller;

                           (xi) a certified statement that the signatures on all transfer documents, Deed, Bill of Sale, Assignment & Assumption agreements, and related documents are duly authorized signatures; and

                           (xii)    any other documents, instruments or
                                    agreements called for hereunder which have not previously been delivered.

                  Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

                  (e) Buyer's Documents and Funds. At least one (1) business day prior to the Closing, Buyer shall deliver to Title Company as escrow, the following:

                           (i) the Purchase Price in immediately available funds;

                           (ii) immediately available funds sufficient to pay all title insurance and other Closing costs allocable to Buyer as provided for herein;

                           (iii) execution of the Assignment and Assumption of Lease form attached hereto as Exhibit "E";

                           (v) execution of the Assignment and Assumption of Service Contracts in form attached hereto as Exhibit "F";

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                           (vi)     Buyer's acceptance of Buyer's assumptions
                                    and obligation; and

                           (vii)    any other documents, instruments or
                                    agreements called for hereunder which have not previously been delivered.

                  Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

                  (f) Other Documents. Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company as escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

                  (g) Prorations. The Title Company shall prorate all rents, non-delinquent real property taxes, water, sewer, and utility charges, amounts payable under the Service Contracts, annual permits and/or inspection fees (calculated on the basis of the period covered), insurance premiums (as to those policies, if any, that Buyer determines will be continued after the Closing), and other expenses normal to the operation and maintenance of the Property on the basis of a 365-day year as of 12:01 a.m. on the date the grant deed is recorded. Seller shall endeavor to have all meters for serving utilities, including, but not limited to, water, sewer, gas, and electricity read on the day before the Closing Date for proration purposes.

                  Seller shall transfer to Buyer at the Closing all security deposits and other sums held for tenants and shall supply Buyer with an updated list of all tenants, security deposit amounts and the originals of all tenant leases together with the tenant files. At Closing, Seller shall transfer possession of the Property so that Buyer or its assignee may immediately continue with ongoing leasing operations and Seller shall cooperate with Buyer in providing all information that pertains to: delinquent rents, late fees, evictions, damages to retail units, and all similar matters.

                  Seller and Buyer hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then the same shall be calculated within thirty (30) days after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefore.

                  (h) Closing Expenses. Buyer shall pay the fee for the policy of title insurance. Buyer shall pay the cost of all transfer taxes, if any, applicable to the sale as well as the full amount of any assessments or bonds on the Real Property. Buyer shall pay all escrow charges, document processing fees and other charges (other than attorneys fees) as the same may relate to the closing of this transaction.

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

                  (i) Closing. Upon satisfaction and completion of all other matters set forth in this Section 10, escrow shall close and Seller's grant deed shall be delivered to Buyer and recorded and all of Seller's other documents as set forth above shall be delivered by Title Company to Buyer. At the Closing Buyer's funds shall be paid to Seller, as Seller may so designate, and Buyer's documents as set forth above shall be delivered to Seller.

         11. Warranties and Representations by Seller.

                  (a) Seller hereby makes the following representations, covenants and warranties and acknowledges that the execution of this Agreement by Buyer has been made and the acquisition by Buyer of the Property will have been made in material reliance by Buyer on such covenants, representations and warranties:

                           (i) Warranties True. Each and every undertaking and obligation of the Seller under this Agreement shall be performed by the Seller timely when due; and that all representations and warranties of the Seller under this Agreement and its exhibits shall be true at the Closing as though they were made at the time of Closing.

                           (ii) Title. Seller is now and at all times between the date hereof and Closing, inclusive, will be the owner (either of record or beneficially) of (and Buyer will acquire hereunder) the entire right, title and interest in and to the Property to effectively vest in the Buyer good and marketable fee simple title to the Property. Except for the Existing Agreement of Sale, there are no conditional sales contracts, options, rights of first refusal or similar agreements affecting the Property.

                           (iii) No Infringement. To the best of Seller's actual knowledge, the use by Buyer of any name, trademark, trade style or trade name assigned to Buyer hereunder will not infringe upon any copyright or any United States or State trademark existing on the Closing Date, or constitute unfair competition or actionable appropriation of rights with respect to any other person, business or entity.

                           (iv) Zoning and Use. Seller has not received written notice from any governmental authority that the Property is not in compliance with or violates applicable environmental building and zoning laws, rules or regulations or governmental rules or regulations. Seller has not requested, applied for, given its consent to nor has knowledge of any pending zoning variances or change with respect to the Property. To the best of Seller's knowledge, there is no plan, study, or effort by any governmental authority or agency or any nongovernmental person or entity which in any way affects or would affect, the use of the Real Property or the Property. To the best of Seller's knowledge, there is no existing, proposed, or contemplated plan to widen, modify or realign any street or highway adjoining the Property which would affect access thereto, or any existing proposed or contemplated eminent domain proceeding that would affect the Real Property in any way whatsoever.

                           (v) Governmental Inspection. To the best of Seller's knowledge, there is no ruling, ordinance, regulation, or statute that requires any governmental agency to inspect the Property and/or issue any documents affecting the continued occupancy and specifications of the apartment project as a result of the sale of the Property to Buyer.

                           (vi) No Litigation. Except as specifically disclosed to Buyer on Exhibit "I", there are no pending or, to the best of Seller's knowledge, threatened claims, allegations or lawsuits of any kind, whether for personal injury, property damage, landlord-tenant disputes, property taxes or otherwise, that could materially and adversely affect the operation or value of the Property or prohibit the sale thereof, nor to the best of Seller's knowledge, is there any governmental investigation of any type or nature pending or threatened against or relating to the Property or the transactions contemplated hereby; and Seller will hold Buyer harmless from all liability, loss, cost and expense resulting from claims arising or becoming applicable during or as a result of Seller's ownership of the Property.

                           (vii) Insurance Indemnifications. Seller has not received notices by any insurance company which has issued a policy with respect to any portion of the Property, or by any board of fire underwriters, or from any governmental authority, of zoning, building, fire, or health code violations in respect to the Property.

                           (viii) Enforceability of Agreement. The person executing any instruments for or on behalf of the Seller was fully authorized to act on behalf of Seller and that the Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant hereto or in connection therewith will, when executed, be valid and enforceable against Seller in accordance with its terms. No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority, including, but not limited to, subdivision approval, is required in connection with the valid execution and delivery of and compliance with this Agreement by Seller.

                           (ix) Rent Roll. The Rent Roll and Certified Rent Roll delivered to Buyer contain a complete and correct list of all Leases. Except as set forth in the Rent Roll, each Lease is on the Form Lease and is valid and subsisting and in full force and effect, has not been amended, modified or supplemented, and the tenant, licensee or occupant thereunder is in actual possession.

                           (x) Rental Concessions. Except as set forth on the Rent Roll and the Certified Rent Roll, no tenant, under any of the Lease is, or as of the Closing will be, entitled to any free rent, concessions, allowances, rebates or refunds and no tenant under any of the Leases has, or as of the Closing will have, prepaid any rent or other charges for more than one (1) month in advance.

                           (xi) Leasing Commissions. As of the Closing, no brokerage or leasing commissions or other compensation will be due or payable to anyone with respect to or on account of any of the Leases.

                           (xii) Service Contracts. Except as set forth on the list of Contracts attached hereto as Exhibit "F", there is no agreement, in writing or otherwise, between the Seller and any other person or persons for service, supply, maintenance, management or the operation of the Property or any portion of the business conducted thereon or thereat, which is not cancelable upon thirty (30) days notice, without payment of any penalty or premium.

                           (xiii) Hazardous Waste. To the best of Seller's actual knowledge, the Property has not at any time been used for the purposes of storing, manufacturing, releasing or dumping Hazardous Materials or Substances, except for normal quantities of Hazardous Materials or Substances utilized in connection with the normal maintenance and operation of the Property in compliance with all Environmental Laws (as hereinafter defined) and so-called household Hazardous Materials utilized by tenants of the Property. No underground storage tanks, pipelines or clarifiers have been or are located on the Property. "Hazardous Materials" or "Substances" shall mean (1) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances deemed as "hazardous wastes," "hazardous materials," "hazardous substances," "toxic substances,"
                                    "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601, et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300 et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; the Hazardous Waste Control Law, California Health and Safety Code ss. 25025 et seq., the Carpenter-Presley-Tanner Hazardous Substance
                                    Account Act, California Health and Safety
                                    Code, Division 20, Chapter 6.8, the
                                    Hazardous Materials Release Response Plans and Inventory Act, California Health and Safety Code, Division 20, Chapter 6.95, The Underground Storage of Hazardous Substances Act, California Health and Safety Code, Division 20, Chapter 6.7, the Porter-Cologne Act, California Water Code ss. 13050 et seq., and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinances now or hereafter in effect relating to environmental matters (collectively, the "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation, ordinance or common law doctrine, including any Environmental Law, now or hereafter in effect, including, but not limited to, (A) petroleum, (B) refined petroleum products,
                                    (C) waste oil, (D) waste aviation or motor vehicle fuel, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) polychlorinated biphenyls (PCB's) and (I) urea formaldehyde.

                           (xiv)    Financial Statements. The financial
                                    statements delivered to Buyer present fairly the financial condition of the Property at such date and the result of its operations for the period then ended.

                           (xv) Structural Defects. The Seller has no actual knowledge of any structural defects in any of the Improvements.

                           (xvi) Property Fully Taxed. The Property and all parts thereof were fully assessed for general tax purposes and there has not been, at any time, a tax break, concession or adjustment (in the condition factor, assessed valuation or otherwise) given or applied, and that no portion of the Property is, or as of the Closing will be subject to or affected by special assessments, whether or not a lien thereon. Seller has not received any notice or information of any contemplated increase of the assessments affecting the Property.

                           (xvii) Adequacy of Utilities. As of the Closing Date, the water supply and water purity, the sewer, the sewage and waste disposal systems and all of the utility services now servicing the Property are to the best of Seller's knowledge sufficient for the operation of the Property.

                           (xviii) Compliance with Laws. Seller has not received any notices from any governmental authority of zoning, building, environmental protection, clean air, pollution, fire, or health code violations with respect to the Property, or violations pertaining to the use and occupancy of the Property, including, without limitation, discrimination on any prohibited basis.

                           (xix) Employees. With reference to the Property, no employees of Seller are under contracts which are not terminable as of the Closing Date. There are no employee benefit plans in effect and there are no unfunded liabilities with respect to employee fringe benefits.

                           (xx) Special Studies Zone. To the best of Seller's actual knowledge, the Property is not located within either a designated earthquake fault zone or a designated area that is particularly susceptible to ground shaking, liquefaction, landslides or other ground failure during an earthquake.

                  If Seller becomes aware of any act or circumstance which would change or render incorrect, in whole or in part, any representation or warranty made by Seller under this Agreement, whether as of the date given or any time thereafter through the Closing Date and whether or not such representation or warranty was based upon Seller's knowledge and/or belief as of a certain date, Seller will give immediate written notice of such changed fact or circumstance to Buyer, but such notice shall not release Seller of its liabilities or obligations with respect thereto. Seller shall issue the Certificate regarding Representations and Warranties at the Closing Date stating that all the representations and warranties contained in this Section 10 are true and correct as of said date, or setting forth in detail which of such matters are not true and correct.

         12. "AS IS" Sale. Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees to buy the Property "AS IS" and not have recourse to Seller as to the condition of the Property, its suitability for as a retail and office center, its financial suitability or any other matter. Seller's representations and warranties will be true as of the Closing, but shall sunset thereafter.

         13. Covenants of Seller. During the pendency of Escrow, Seller covenants and agrees as follows:

                  (a) Insurance. Seller will keep all Property conveyed hereunder fully insured against all usual risks and will maintain in effect all insurance policies now maintained on the same, up to and including the Closing Date.

                  (b) Performance Under the Leases. From and after receipt of the Rent Roll by Buyer until the Closing Date, Seller agrees that it will continue to perform all of its obligations as landlord under all of such Leases and shall, immediately upon obtaining knowledge of a change in facts or circumstances which renders any information contained on the Rent Roll inaccurate, promptly notify Buyer of said facts or circumstances.

                  (c) Further Tenancies. Between the date of the execution of this Agreement and the Closing Date, without the prior written consent of the Buyer, none of the Leases will be amended to reduce the rents or other charges thereunder or will be renewed for rents or other charges which are less than those payable prior to such renewal; and no new Lease or extension to an existing Lease will be made unless it is approved by Buyer in writing.

                  (d) Operation and Condition Pending Closing. Between the date of this Agreement and the Closing Date, Seller will continue to manage, operate and maintain the Property in the same manner as existed prior to the execution of this Agreement.

                  (e) Condition of Property. On the Closing Date, Seller shall deliver the Property clean, in good condition and repair, and in the same or better condition than that which existed during the due diligence period, ordinary wear and tear excepted.

                  (f) Required Repairs. Subject to Buyer's approval of the due diligence provisions of Section 6 above and Buyer's acceptance of the physical condition of the Property as a "renovation project" (which may require substantial renovation costs) Seller will, prior to the Close of Escrow, perform such repairs as to maintain the Property in its current condition until the Close of Escrow.

                  (g) Transfer of Property. Seller will not transfer any interest in the Property to any other person or entity.

                  (h) Property Management Agreements and Employees. Except as provided herein, Seller shall terminate as of the Closing any property management agreement affecting the Property and Seller shall terminate any existing lease (whether written, oral or otherwise) on the Property between Seller and any employee of the existing property management firm or Seller under which rent is waived or is discounted and assure that the subject apartment is vacated effective as of the Closing Date. Seller shall be solely responsible for the payment of any and all wages, salaries, vacation and/or sick leave compensation, pension or profit sharing benefits and other benefits or compensation inuring to the benefit of any and all employees of Seller, any affiliate or agent, employed at the Property through the Closing Date, and all such employees shall, at Seller's cost and expense, be terminated or otherwise employed by Seller effective as of the Closing Date.

         14. Tenant Income Certifications. After the expiration of the Due Diligence Period, Buyer may contact tenants under the leases to complete income certifications for qualification of the Property for Buyer's new loan. Buyer shall promptly notify Seller at prior to contacting any tenant of the Property to obtain an income certification. Seller agrees to reasonably cooperate with Buyer in obtaining the income certifications.

         15. Representations by Seller. All documents executed by Seller which are to be delivered to Buyer at the Closing are to be or at the time of Closing will be duly executed and delivered by Seller (or assignee), and are or at the Closing will be legal, valid and binding obligations of Seller, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Seller is a party or to any court order to which Seller is subject.

         16. Representations and Warranties of Buyer. All documents executed by Buyer which are to be delivered to Seller at the Closing are to be or at the time of Closing will be duly executed and delivered by Buyer (or assignee), and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Buyer is a party or to any court order to which Buyer is subject.

         17. Loss by Casualty; Condemnation. Until the date of Closing hereunder, the risk of loss of, or damage to, the Property by fire or other casualty, and the risk of its being taken in whole or in part by eminent domain, shall be on Seller. If the Property or any part thereof is damaged by fire or other casualty, one of the following shall apply:

                  (a) Repairable. If the damage can be repaired, Seller shall have the option of restoring the damaged property to its condition immediately prior to the occurrence causing the damage, in which event Buyer shall complete the transaction as originally planned; provided that Seller shall be required to exercise this option if the damage amounts to Two Hundred Thousand Dollars ($200,000) or less, the amount of the damage to be determined by independent appraisal if the parties cannot agree.

                  (b) Non-Repairable. If the damage cannot reasonably be repaired, or if Seller elect not to repair damage as provided above, or if the Property is entirely or substantially destroyed, Buyer shall have the option of taking the Property as is, together with the proceeds of all insurance payable with respect to the damage or destruction, and paying the Purchase Price therefore. Alternatively, Buyer may elect to rescind this Agreement, in which event all amounts theretofore paid by Buyer to or for the account of Seller shall be returned to Buyer.

                  (c) Condemnation. If the Property or any material part thereof is taken or threatened by eminent domain, Buyer shall have the option of taking what is left of the Property, together with the proceeds of any award made to Seller on account of the taking, and paying the Purchase Price therefore. Alternatively, Buyer may elect to rescind this Agreement, in which event all amounts theretofore paid by Buyer to or for the account of Seller shall be returned to Buyer. For purposes of this paragraph, a "material part of the property" means Two Hundred Thousand Dollars ($200,000); if less than a material part of the Property is taken; Buyer shall complete the transaction under its original terms and shall be credited with the amount of the award made to Seller for such taking.

         18. Possession. Possession of the Property shall transfer to the Buyer at the Closing.

         19. Maintenance of the Property. Between the date of mutual execution of this Agreement and the Closing, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted and Seller shall otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

         20. Buyer's Consent to New Contracts Affecting the Property. Seller shall not, after the date of Seller's execution of this Agreement, enter into any lease, amendment of lease, contract or agreement or permit any tenant of the Property to enter into any sublease, assignment of lease, contract or agreement pertaining to the Property without obtaining Buyer's prior written consent thereto, which consent shall not unreasonably be refused.

         21. Permitted Assignee. Buyer may assign this Agreement to Montgomery Realty Group, Inc. or such other assignee as Buyer may select.

         22. Miscellaneous.

                  (a) Notices. Any notice, consent, approval, waiver, or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after deposited in the United States mail, certified mail, postage prepaid, return receipt required, and addressed as follows:

                  If to Seller:      Montgomery Realty Group, Inc.
                                     A NEVADA CORPORATION
                                     400 OYSTER POINT BLVD. STE. 415
                                     SO. SAN FRANCISCO, CA  94080
                                     Telephone:  (650) 266-8080
                                     Facsimile:  (650) 266-8089

                  With a copy to:    James M. Hanavan, Esq.
                                     CRAIGIE, MCCARTHY & CLOW
                                     540 Pacific Avenue
                                     San Francisco, CA  94111
                                     Telephone:  (415) 732-7788
                                     Facsimile:  (415) 732-7883

                  If to Buyer:       Mr. Dinesh Maniar
                                     400 Oyster Point Boulevard, Suite 415
                                     So. San Francisco, CA 94080
                                     Telephone: (650) 266-8080
                                     Facsimile: (650) 266-8089

                  With a copy to:    James T. Graeb, Esq.
                                     400 Oyster Point Boulevard, Suite 415
                                     So. San Francisco, CA 94080
                                     Telephone: (650) 266-8080
                                     Facsimile: (650) 266-8089


or such other address as either party may from time to time specify by notice hereunder to the other.

                  (b) Brokers and Finders. Seller shall be responsible for the payment of brokerage fees and/or commissions relating to this transaction in such an amount as are set forth in a separate agreement. Said commissions shall be paid from escrow at the closing. If any other broker or finder perfects a claim for a commission or finder's fee based on any contact, dealings or communication with any party hereto, the party through whom the broker or finder makes such claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. Nothing in this Section or Agreement shall create any third party beneficiary rights in favor of any broker. The provisions of this paragraph shall survive the Closing.

                  (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or assignee other than Buyer.

                  (d) Assignment. Except as provided in this Section, neither party to this Agreement may assign this Agreement to another party, except that Seller may assign this Agreement to an IRC ss. 1031 exchange accommodator.

                  (e) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

                  (f) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

                  (g) Merger of Prior Agreements. This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, understandings and agreements between the parties, relating to the subject matter hereof.

                  (h) Enforcement. If either party fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees. Both Seller and Buyer mutually agree that the venue shall be in the State of California, County of San Francisco.

                  (i) Venue. Except for a lawsuit for specific performance, Seller and Buyer mutually agree that in the event any lawsuit is commenced regarding this Agreement or the Property's condition, use management, or related matters, then the venue shall be in the State of California, County of San Mateo and both Seller and Buyer waive their rights to trial of such action in the State and County where the Property is situated.

                  (j) Time of the Essence. Time is of the essence of this Agreement.

                  (k) Exchange Transaction. In the event that Seller elect to consummate the transaction contemplated herein by virtue of an exchange transaction under Section 1031 of the Code, Buyer shall cooperate with Seller in so effecting Seller's consummation of such transaction subject to the following conditions:

                           (i) The period for the Closing shall not be extended by such exchange transaction;

                           (ii) Buyer shall not take title to any property as part of any such exchange transaction; and/or

                           (iii) Buyer shall not be required to advance any funds whatsoever or incur any obligation or liability whatsoever in connection with any such exchange transaction.

                  (l) Breach by Seller. In the event that Seller breaches its obligations under this Agreement Buyer may either (i) terminate this Agreement, and the Deposit shall be immediately returned to Buyer or (ii) Buyer may bring an action for specific performance of this Agreement, provided that if specific performance is not available due to the actions of Seller, then Buyer may bring an action for damages. Seller and Buyer hereby acknowledge and agree that the Property, given its location, entitlements, density, size, condition, access, proximity to other amenities and other factors, is unique to Buyer and, therefore, Buyer shall be entitled to the remedy of specific performance in the event of a breach by Seller. Further, Seller hereby agrees that in the event of a breach or alleged breach by Seller of this Agreement, Seller hereby covenants and agrees that Buyer may record a lis pendens against the Property

                  (m) Attorneys' Fees. Seller and Buyer shall each bear their own attorneys' fees in the performance of this Agreement; provided, however, that in the event of a dispute between Buyer and Seller regarding enforcement or interpretation of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable attorneys' fees costs and expenses generated by reason of said dispute.

                  (n) Headings. The headings of the various sections of this Agreement are for the convenience of the parties and shall not be used in the interpretation of this Agreement.

                  (o) Interpretation. This Agreement shall be construed according to the normal meaning of words and phrases, and shall not be read against either party to this Agreement. In any dispute regarding interpretation of this Agreement, the Court shall seek to base its interpretation on the normal meaning of such words and phrases.

                  (p) Days and Business Days. As used in this Agreement, the term "day" shall refer to a calendar day and the term "business day" shall refer to any calendar day other than a federal holiday, Saturday or Sunday.

                  (q) Other Construction. As used herein the term "may" is permissive and the term "shall" is mandatory. The term "will" means the statement of an intention and not an obligation. The singular shall include the plural and the neuter, the masculine and feminine.

                  (r) Further Assurances. Each party agrees to cooperate with the other party and to execute such additional instruments and documents as may be reasonably necessary or proper in order to carry out the provisions of this Agreement.

                  (s) No Waiver. The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement and shall not be considered a waiver of any other covenant, condition or promise. The waiver shall not constitute a waiver of time for performing any other act or any identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions in this Agreement for any remedy shall not exclude any other remedy unless such remedy is expressly excluded.

                  (t) Invalid Provisions. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth.

                  (u) Exhibits. All exhibits attached are incorporated into this Agreement.

                  (v) Confidentiality. Buyer and Seller shall keep the terms and conditions of the transaction contemplated by this Agreement confidential and shall not disclose any information regarding the same prior to the Closing; provided, however, that both Buyer and Seller shall have the right to disclose the terms of this Agreement and other information to their respective directors, officers, employees, attorneys, consultants and such other persons or entities from whom consent to transfer is required. Buyer shall have the right to make inquiries regarding the Property of governmental officials and current and former service providers, contractors, tenants and other persons having knowledge of the Property and shall have the right to state as the basis for any such inquiries that Buyer has entered into this Agreement with Seller for the purchase and sale of the Property. This confidentiality provision applies to any and all environmental studies, which studies shall become the sole property of Seller if Seller terminates this Agreement.



                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     SELLER:
                                              MONTGOMERY REALTY GROUP, INC.,
                                              A NEVADA CORPORATION



                                              By: /s/ James M. Hanavan
                                                 -------------------------------
                                                 James M. Hanavan
                                                 Corporate Secretary
                                                 Montgomery Realty Group, Inc.,
                                                 a Nevada corporation


                                     BUYER:



                                              By: /s/ Dinesh Maniar
                                                 -------------------------------
                                                 MR. DINESH MANIAR a
                                                 married man, as his
                                                 sole and separate
                                                 property

                                   EXHIBIT "A"

                          DESCRIPTION OF REAL PROPERTY

                                   EXHIBIT "B"

                            LIST OF PERSONAL PROPERTY
                         TO BE DELIVERED AT THE CLOSING


         To be determined during the twenty (20) day period following the Effective Date of this Agreement.

                                   EXHIBIT "C"

                              WARRANTY BILL OF SALE

         For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION (hereinafter the "Seller") do hereby sell, transfer, and convey to MR. DINESH MANIAR, A MARRIED MAN, AS HIS SOLE AND SEPARATE PROPERTY (hereinafter the "Buyer") (or assignee), the following personal property which Seller warrant to be free and clear of all encumbrances, to wit, the personal property is itemized on the Schedule of Personal Property attached hereto and incorporated herein by this reference.

         Seller do hereby covenant with Buyer that the undersigned is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever. All such personal property is sold in its "as is" condition.

                                     SELLER:
                                               MONTGOMERY REALTY GROUP, INC.,
                                               A NEVADA CORPORATION



                                               By:____________________________
                                                  James M. Hanavan
                                                  Corporate Secretary
                                                  Montgomery Realty Group, Inc.,
                                                  a Nevada corporation


                                     BUYER:



                                               By:____________________________
                                                  Mr. Dinesh Maniar
                                                  a married man, as his sole and
                                                  separate property

                                   EXHIBIT "D"

                     LIST OF INTANGIBLES, PERMITS AND RIGHTS

         To be determined during the twenty (20) day period following the Effective Date of this Agreement.

                                   EXHIBIT "E"

                             TRANSFER AND ASSIGNMENT
                        OF RIGHTS TO INTANGIBLE PROPERTY

         MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION ("Transferor"), as owners of the rights, permits, authorizations, and other intangibles, as set forth on Exhibit "D", do hereby assign, convey, transfer, and deliver without reservation all of its rights in said items to DINESH MANIAR, A MARRIED MAN, AS HIS SOLE AND SEPARATE PROPERTY or assignee ("Transferee").

         Transferor warrant that said rights, permits and authorization were lawfully obtained and represents the rights and authorizations are as set forth in the documents.

         The parties recognize that some of the "intangibles" listed on Exhibit "D" of the Purchase and Sale Agreement may not be assignable, either by their terms or by operation of law. Accordingly, Seller makes no warranty to Buyer as to Buyer's ability to operate under such intangibles.

                                  TRANSFEROR:
                                               MONTGOMERY REALTY GROUP, INC.,
                                               A NEVADA CORPORATION



                                               By:____________________________
                                                  James M. Hanavan
                                                  Corporate Secretary
                                                  Montgomery Realty Group, Inc.,
                                                  a Nevada corporation

                                   EXHIBIT "F"

                              NON-FOREIGN AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon disposition of a U.S. real property interest by THE MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION ("Seller"); the undersigned hereby certifies the following on behalf of itself:

         Seller is not a foreign corporation, a foreign partnership, a foreign trust, or a foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         Seller understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, the undersigned declare that they have examined this certification and to the best of their knowledge and belief it is true, correct and complete, and they further declares that they have authority to sign this document on behalf of themselves.

         IN WITNESS WHEREOF, Mr. James M. Hanavan has executed this certificate.

                                             MONTGOMERY REALTY GROUP, INC.,
                                             A NEVADA CORPORATION



                                             By:____________________________
                                                James M. Hanavan
                                                Corporate Secretary
                                                Montgomery Realty Group, Inc.,
                                                a Nevada corporation

                                   EXHIBIT "G"

                              ASSIGNMENT OF LEASES

         THIS ASSIGNMENT OF LEASES ("Assignment"), dated June _____, 2005, is entered into by and between MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION ("Assignor") and DINESH MANIAR, A MARRIED MAN, AS HIS SOLE AND SEPARATE PROPERTY ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property commonly known as 234-236 Front Street, San Francisco, County of San Francisco, State of California, APN
_____________________ which leases are described in Schedule "I" attached hereto (the "Leases");

         WHEREAS, Assignor desire to assign its interest as lessors in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

         1. Assignor hereby assigns to Assignee all of their rights, title, and interest in and to the Leases herein described together with all security deposit amounts held for tenants.

         2. Assignor warrant and represent that as of the date hereof:

                  (a) The attached list includes all of the Leases affecting the property being acquired by Assignee from Assignor. As of the date hereof, there are no assignments or agreements to assign the Leases to any other party.

                  (b) The Leases are in full force and effect and there exists no default on the part of Assignor thereunder, nor does Assignor have any actual knowledge of any defaults or any acts or events which with the passage of time or the giving of notice could become defaults thereunder on the part of any tenant thereunder.

         3. Assignor hereby agree to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating prior to the date hereof and arising out of the lessor's obligations under the Leases described in Schedule I.

         4. Assignee hereby assumes all of the Property's or lessor's obligations under the Leases described in Schedule 1 and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage, or expense, including, without limitation, reasonable attorney's fees, originating subsequent to the date hereof and arising out of the lessor's obligations under the Leases.

         5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses or such litigation, including, without limitation, reasonable attorney's fees.

         6. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                  ASSIGNOR:
                                             MONTGOMERY REALTY GROUP, INC.,
                                             A NEVADA CORPORATION



                                             By:_____________________________
                                                 James M. Hanavan
                                                 Corporate Secretary
                                                 Montgomery Realty Group, Inc.,
                                                 a Nevada corporation


                                                   ASSIGNEE:



                                             By:_____________________________
                                                 MR. DINESH MANIAR a
                                                 married man, as his
                                                 sole and separate
                                                 property

                                   EXHIBIT "H"

                   Assignment of Service Contracts Warranties
                                       and
                    Guaranties and Other Intangible Property


         THIS ASSIGNMENT OF SERVICE CONTRACTS WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY is made and entered into this _______ day of June 2005, by MONTGOMERY REALTY GROUP, INC., A NEVADA CORPORATION ("Assignor"), in favor of DINESH MANIAR, A MARRIED MAN, AS HIS SOLE AND SEPARATE PROPERTY ("Assignee").

         For Good and Valuable Consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim, and interest in and under:

         (A) all warranties and guaranties set forth in "Schedule 1" attached hereto, made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit "A" to the Purchase and Sale Agreement;

         (B) all of the Service Contracts listed in "Schedule 2" attached hereto; and

         (C) any intangible property now or hereafter owned by Assignor in connection with the real property described in Exhibit "A" to the Purchase and Sale Agreement or any improvements or personal property located thereon, including, without limitation, the right to use any trade name now used in connection with said real property and any governmental permits or licenses, agreements, utility contracts, or other rights relating to the ownership, use or operation of said real property.

         ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

         1. Assignor covenant that the Warranties and Guaranties described in
Schedule 1 and the Service Contracts described in Schedule 2 are in full force and effect and there exist no defaults thereunder, nor any acts or events which with the passage of time or the giving of notice could become defaults thereunder, on the part of any party thereto.

         2. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing, without limitation, reasonable attorney's fees.

         3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest, and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                    ASSIGNOR:
                                              MONTGOMERY REALTY GROUP, INC.,
                                              A NEVADA CORPORATION



                                              By:____________________________
                                                 James M. Hanavan
                                                 Corporate Secretary
                                                 Montgomery Realty Group, Inc.,
                                                 a Nevada corporation


                                    ASSIGNEE:



                                              By:____________________________
                                                 MR. DINESH MANIAR a
                                                 married man, as his
                                                 sole and separate
                                                 property

                                   EXHIBIT "I"

                PENDING OR THREATENED LITIGATION AND/OR LAWSUITS

                                TABLE OF CONTENTS


1.       Assets Included in Sale..............................................1

         (a)      Real Property...............................................1
         (b)      Appurtenances...............................................2
         (c)      Improvements................................................2
         (d)      Personal Property...........................................2
         (e)      Intangibles.................................................2
         (f)      Leases and Security Deposits................................2
         (g)      Other Contracts.............................................2

2.       Purchase Price.......................................................3

3.       Buyer's Deposit......................................................3

4.       Transfer of the Property.............................................4

         (a)      Real Property...............................................4
         (b)      Personal Property...........................................4
         (c)      Permits, Licenses and Intangibles...........................4
         (d)      Assignment & Assumption of Leases...........................4
         (e)      Assignment & Assumption of Service Contracts................4

5.       Title Inspection and Contingency Removal.............................4

         (a)      Title.......................................................4
         (b)      Buyer's Contingency Removal Period..........................5

6.       Property Due Diligence Conditions....................................5

         (a)      Property Documents..........................................6
         (b)      Survey......................................................6
         (c)      Documents to Be Provided....................................6
         (d)      Other Matters...............................................8
         (e)      Cooperation of Seller.......................................8
         (f)      Due Diligence Conditions....................................8

7.       Buyer's Investigations of Property Condition.........................9

         (a)      Reasonable Access...........................................8
         (b)      Cost of Inspection..........................................8

8.       Financing Contingency................................................9

9.       Conditions Precedent to Closing......................................9

         (a)      Buyer's Contingencies.......................................9
         (b)      Buyer's Title Contingencies.................................9
         (c)      Buyer's Property Due Diligence..............................9
         (d)      Buyer's Financing Contingency...............................9
         (e)      Commitment to Issue Buyer's Title Insurance.................9

10.      Closing and Escrow..................................................10

         (a)      Closing Date................................................9
         (b)      Escrow Funds...............................................10
         (c)      Escrow Instructions........................................10
         (d)      Seller's Documents.........................................10
         (e)      Buyer's Documents and Funds................................11
         (f)      Other Documents............................................12
         (g)      Prorations.................................................12
         (h)      Closing Expenses...........................................12
         (i)      Closing....................................................13

11.      Warranties and Representations by Seller............................13

         (a)      Representations, Covenants, and Warranties.................13

12.      "AS IS" Sale........................................................17

13.      Covenants of Seller.................................................18

         (a)      Insurance..................................................18
         (b)      Performance Under the Leases...............................18
         (c)      Further Tenancies..........................................18
         (d)      Operation and Condition Pending Closing....................18
         (e)      Condition of Property......................................18
         (f)      Required Repairs...........................................18
         (g)      Transfer of Property.......................................18
         (h)      Property Management Agreements and Employees...............18

14.      Tenant Income Certifications........................................19

15.      Representations by Seller...........................................19

16.      Representations and Warranties of Buyer.............................19

17.      Loss by Casualty; Condemnation......................................19

         (a)      Repairable.................................................19
         (b)      Non-Repairable.............................................19
         (c)      Condemnation...............................................20

18.      Possession..........................................................20

19.      Maintenance of the Property.........................................20

20.      Buyer's Consent to New Contracts Affecting the Property.............20

21.      Permitted Assignee..................................................20

22.      Miscellaneous.......................................................20

         (a)      Notices....................................................20
         (b)      Brokers and Finders........................................21
         (c)      Successors and Assigns.....................................21
         (d)      Assignment.................................................21
         (e)      Amendments.................................................21
         (f)      Governing Law..............................................22
         (g)      Merger of Prior Agreements.................................22
         (h)      Enforcement................................................22
         (i)      Venue......................................................22
         (j)      Time of the Essence........................................22
         (k)      Exchange Transaction.......................................22
         (l)      Breach by Seller...........................................22
         (m)      Attorneys' Fees............................................22
         (n)      Headings...................................................23
         (o)      Interpretation.............................................23
         (p)      Days and Business Days.....................................23
         (q)      Other Construction.........................................23
         (r)      Further Assurances.........................................23
         (s)      No Waiver..................................................23
         (t)      Invalid Provisions.........................................23
         (u)      Exhibits...................................................24
         (v)      Confidentiality............................................24

Exhibits List:


Exhibit "A":      DESCRIPTION OF REAL PROPERTY
Exhibit "B":      LIST OF PERSONAL PROPERTY TO BE DELIVERED AT THE CLOSING
Exhibit "C":      WARRANTY BILL OF SALE
Exhibit "D":      LIST OF INTANGIBLES, PERMITS AND RIGHTS
Exhibit "E":      TRANSFER AND ASSIGNMENT OF RIGHTS TO INTANGIBLE PROPERTY
Exhibit "F":      NON-FOREIGN AFFIDAVIT
Exhibit "G":      ASSIGNMENT OF LEASES
Exhibit "H":      Assignment of Service Contracts Warranties and
                  Guaranties and Other Intangible Property
Exhibit "I":      PENDING OR THREATENED LITIGATION AND/OR LAWSUITS